Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES

2013 SECOND QUARTER FINANCIAL RESULTS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (July 23, 2013) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, today announced earnings of $2.0 million, or $0.59 per diluted share, for the quarter ended June 30, 2013.

Selected Financial Highlights:

	2013		2012
Three months ended:	Q2	Q1	Q2
Net income (000’s)	$2,001	$1,803	$2,002
Diluted EPS	$0.59	$0.53	$0.60
Net Interest Margin	4.28%	4.29%	4.60%
Total equity to assets	11.00%	11.17%	10.83%
Allowance for loan losses to total loans	1.60%	1.64%	2.01%
Provision for loan losses	$384	$383	$300

John R. Milleson, President and CEO, stated, “We are pleased to report another solid quarter of financial performance for the Bank of Clarke County and Eagle Financial Services, Inc. With the impact of some one-time events and conscientious net interest margin management, year to date net income of $3.8 million is up 2.4% over last year’s level. The Bank’s expansion into Loudoun County has helped generate loan volume that has contributed to the strong balance sheet of the Bank. Additionally, with the continued improvement in the Company’s levels of past due loans and non-performing assets, we remain hopeful that the economic environment will improve in areas that are critical to the Bank’s successes. The Bank continues to actively seek a branch site in the Leesburg area in order to add to its branch network and expansion into Loudoun County.”

Income Statement Review

Net income for the quarter ended June 30, 2013 increased 10.98% to $2.0 million when compared to the $1.8 million for the quarter ended March 31, 2013. Net income was relatively unchanged for the quarter ended June 30, 2013 when compared to the same period in 2012.

Net interest income was $5.6 million for the quarters ended June 30 and March 31, 2013. Net interest income decreased 5.77% or $342,000 from $5.9 million for the quarter ended June 30, 2012 to $5.6 million for the quarter ended June 30, 2013.

Total loan interest income was $5.3 million for the quarters ended June 30 and March 31, 2013. For the quarter ended June 30, 2012, total loan interest income was $5.7 million. Average loans for the quarter ended June 30, 2013 were $425.1 million compared to $419.0 million for the quarter ended March 31, 2013. Total average accruing loans were $422.4 million for the three months ended June 30, 2013 and $416.5 million for the quarter ended March 31, 2013. For the second quarter of 2012, total average loans were $421.2 million and average accruing loans were $419.3 million. The tax equivalent yield on average loans for the quarter ended June 30, 2013 was 5.12%, down six basis points from 5.18% for the quarter ended March 31, 2013. The tax equivalent yield on loans for the quarter ended June 30, 2012 was 5.51%. Interest income from the investment portfolio was $874,000 for the quarter ended June 30, 2013 and $938,000 for the same period ended March 31, 2013. Average investments were $113.5 million for the quarter ended June 30, 2013 and $111.4 million for the quarter ended March 31, 2013. Interest income from the investment portfolio was $1.0 million for the quarter ended June 30, 2012 while average investments were $111.4 million for the same time period.

Total interest expense was $640,000 for the three months ended June 30, 2013 and $703,000 for the same period ended March 31, 2013. The average cost of interest bearing liabilities decreased six basis points when comparing the quarter ended June 30, 2013 to the quarter ended March 31, 2013. The average balance of interest bearing liabilities decreased $3.4 million from the quarter ended

March 31, 2013. The net interest margin was 4.28% for the quarter ended June 30, 2013 and 4.29% for the quarter March 31, 2013. For the quarter ended June 30, 2012, total interest expense was $838,000 and the net interest margin was 4.60%. Utilizing excess cash balances to fund increased loan demand, time deposits repricing to lower levels and continued management of other funding costs has helped mitigate the decline in the Company’s net interest margin in the face of declining asset yields.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Non-interest income was $2.5 million for the quarter ended June 30, 2013 and $1.9 million for the quarter ended March 31, 2013. During the second quarter of 2013, the Company sold the Bank’s merchant processing business. The sale of the merchant portfolio resulted in a net gain of $399,000. Total proceeds from the transaction of $450,000 are reflected in other service charges and fees while broker, legal and other related expenses are reflected in non-interest expense. In April of 2013, the Company received a signing bonus of $121,000 from its current debit card vendor for extending its contract and remaining exclusive to this provider. This income is also reflected in the other service charges and fees line item. Additionally during the second quarter of 2013, the Company recorded $254,000 of income related to the termination of a bank owned life insurance policy. Net gains of $10,000 were realized on the sales of investment securities for the quarter ended June 30, 2013. Noninterest income for the three months ended June 30, 2012 was $1.6 million.

Noninterest expense was $5.0 million for the quarter ended June 30, 2013. This represents an increase of $367,000 or 8.01% from $4.6 million for the quarter ended March 31, 2013. The majority of the increase resulted from increased salary and benefit expense driven mostly by the additional personnel hired to operate the Company’s newest retail branch in Purcellville, VA. This branch opened in May 2013. The increase in other operating expenses from the quarter ended March 31, 2013 to the quarter ended June 30, 2013 were mostly related to broker and legal fees associated with the sale of the Company’s merchant processing business. Net gains of $53,000 were recognized on the sales of other real estate owned for the quarter ended June 30, 2013 while no gains were realized for the quarter ended March 31, 2013. Total noninterest expense for the quarter ended June 30, 2012 was $4.4 million. During that quarter, a one-time adjustment to FDIC assessment expense had been made. The Company determined that the balance of the Company’s prepaid FDIC insurance was too low and as a result made a $199,000 adjustment to increase the prepaid balance and decrease the corresponding expense in the quarter ended June 30, 2012. Salary and employee benefits expense is also higher when comparing the quarter ended June 30, 2013 to the same period in 2012 due to the additional personnel hired to operate the Company’s newest retail branch in Purcellville, VA.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of loans 90 days past due and still accruing interest, nonaccrual loans, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets decreased from $6.3 million or 1.08% of total assets at March 31, 2013 to $5.2 million or 0.89% of total assets at June 30, 2013. This decrease resulted from the partial charge off of a non-accrual loan and sales of other real estate owned. During the second quarter of 2013, the Bank placed one loan on non-accrual status. Management regularly evaluates the financial condition of borrowers with loans on non-accrual status and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these non-accrual loans. The majority of the non-accrual loans are secured by real estate. No real estate assets had been foreclosed upon during the second quarter of 2013 and the Bank sold two pieces of other real estate owned recorded at a net value of $298,000 during the same period. Loans greater than 90 days past due and still accruing decreased from $631,000 at March 31, 2013 to $201,000 at June 30, 2013. Nonperforming assets were $4.0 million or 0.71% of total assets at June 30, 2012.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At June 30, 2013, the Company had 23 troubled debt restructurings totaling $8.1 million. All but three of the loans are currently performing loans.

The Company realized $366,000 in net charge-offs for the quarter ended June 30, 2013 compared to none for the three months ended March 31, 2013. Net charge-offs for the quarter ended June 30, 2012 were $559,000. The Company has a troubled credit group that continues to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Asset quality remains a primary focus of the Company. Necessary resources continue to be devoted to the ongoing review of the loan portfolio and the workouts of problem assets to minimize any losses to the Company. Management will continue to monitor delinquencies, risk rating changes, charge-offs, market trends and other indicators of risk in the Company’s portfolio, particularly those tied to residential and commercial real estate, and adjust the allowance for loan losses accordingly.

Provisions for loan losses were $384,000 for the three months ended June 30, 2013 and March 31, 2013. The provisions for loan losses for the quarter ended June 30, 2012 were $300,000. The allowance for loan losses was $7.0 million, or 1.60% of total outstanding loans, at June 30, 2013. At March 31, 2013 and June 30, 2012, the allowance for loan losses was $7.0 million and $8.6 million, respectively. The amount of provision for loan losses during each quarter reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. The Company is committed to maintaining an allowance at a level that adequately reflects the risk inherent in the loan portfolio.

Total Consolidated Assets

Total consolidated assets of the Company at June 30, 2013 were $585.6 million, which represented an increase of $4.8 million or 0.83% from total assets of $580.8 million at March 31, 2013. This increase was driven by the increased volume of the loan portfolio. At June 30, 2012, total consolidated assets were $568.9 million. Total loans increased from $423.9 million at March 31, 2013 to $436.4 at June 30, 2013. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has accepted in the loan portfolio. Total loans were $428.5 million at June 30, 2012.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, remained relatively unchanged at $473.0 million for the quarters ended March 31 and June 30, 2013. At June 30, 2012, total deposits were $454.1 million. The Company held $9.9 million in brokered deposits at June 30, 2013 and 2012 as well as at March 31, 2013.

Fed funds purchased and securities sold under agreement to repurchase were $5.6 million at June 30, 2013 and $0 at March 31, 2013. Fed funds purchased and securities sold under agreement to repurchase were $10.0 million at June 30, 2012. Borrowings with the Federal Home Loan Bank of Atlanta have remained unchanged at $32.3 million since June 30, 2012.

Equity

Shareholders’ equity at June 30, 2013 was $64.4 million, reflecting a decrease of $452,000 from $64.9 million at March 31, 2013. This decrease is the result of the decline in the unrealized gain on the Company’s available for sale investment securities. At June 30, 2012 shareholders’ equity was $61.6 million. The book value of the Company at June 30, 2013 was $19.13 per common share. Total common shares outstanding were 3,388,005 at June 30, 2013. On July 17, 2013, the board of directors declared a $0.19 per common share cash dividend for shareholders of record as of July 31, 2013 and payable on August 14, 2013.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	2Q13	1Q13	4Q12	3Q12	2Q12

Net Income (dollars in thousands)	$2,001	$1,803	$1,581	$1,253	$2,002
Earnings per share, basic	$0.59	$0.54	$0.47	$0.38	$0.60
Earnings per share, diluted	$0.59	$0.53	$0.47	$0.37	$0.60

Return on average total assets	1.40%	1.27%	1.08%	0.88%	1.43%
Return on average total equity	12.51%	11.42%	9.95%	8.01%	13.29%
Dividend payout ratio	32.20%	35.19%	40.43%	47.37%	30.00%
Fee revenue as a percent of total revenue	25.86%	20.02%	20.32%	20.40%	20.26%

Net interest margin(1)	4.28%	4.29%	4.31%	4.40%	4.60%
Yield on average earning assets	4.76%	4.81%	4.91%	5.01%	5.23%
Yield on average interest-bearing liabilities	0.69%	0.75%	0.83%	0.85%	0.87%
Net interest spread	4.07%	4.06%	4.08%	4.16%	4.36%
Tax equivalent adjustment to net interest income (dollars in thousands)	$186	$192	$198	$200	$207

Non-interest income to average assets	1.73%	1.36%	1.05%	1.09%	1.12%
Non-interest expense to average assets	3.47%	3.23%	3.41%	3.20%	3.12%

Efficiency ratio(2)	60.18%	62.71%	60.91%	61.36%	56.96%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of non-taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	2Q13	1Q13	4Q12	3Q12	2Q12
BALANCE SHEET RATIOS
Loans to deposits	92.19%	89.59%	87.63%	93.51%	94.36%
Average interest-earning assets to average-interest bearing liabilities	145.49%	152.08%	139.30%	139.84%	138.63%
PER SHARE DATA
Dividends	$0.19	$0.19	$0.19	$0.18	$0.18
Book value	$19.13	$19.36	$19.11	$18.78	$18.47
Tangible book value	$19.13	$19.36	$19.11	$18.78	$18.47
SHARE PRICE DATA
Closing price	$23.35	$22.10	$22.00	$21.50	$20.10
Diluted earnings multiple(1)	9.89	10.42	11.70	14.53	8.38
Book value multiple(2)	1.22	1.15	1.15	1.15	1.09
COMMON STOCK DATA
Outstanding shares at end of period	3,388,005	3,372,080	3,352,523	3,344,737	3,337,251
Weighted average shares outstanding	3,373,353	3,367,689	3,348,630	3,341,050	3,326,999
Weighted average shares outstanding, diluted	3,383,748	3,378,369	3,359,611	3,352,337	3,337,114
CAPITAL RATIOS
Total equity to total assets	11.00%	11.17%	10.74%	10.94%	10.83%
CREDIT QUALITY
Net charge-offs to average loans	0.09%	0.00%	0.33%	0.40%	0.13%
Total non-performing loans to total loans	0.59%	0.79%	0.63%	1.19%	0.43%
Total non-performing assets to total assets	0.89%	1.08%	0.94%	1.30%	0.71%
Non-accrual loans to:
total loans	0.55%	0.64%	0.58%	1.19%	0.39%
total assets	0.41%	0.47%	0.41%	0.89%	0.30%
Allowance for loan losses to:
total loans	1.60%	1.64%	1.57%	1.86%	2.01%
non-performing assets	133.53%	110.88%	118.38%	16.64%	213.78%
non-accrual loans	291.44%	256.07%	272.45%	156.37%	509.93%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$201	$631	$208	$10	$163
Non-accrual loans	2,394	2,718	2,414	5,091	1,692
Other real estate owned and repossessed assets	2,630	2,928	2,934	2,364	2,181
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$403	$42	$1,516	$1,801	$609
(Recoveries)	(37)	(42)	(122)	(84)	(50)
Net charge-offs (recoveries)	366	—	1,394	1,717	559
PROVISION FOR LOAN LOSSES (dollars in thousands)	$384	$383	$10	$1,050	$300
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$6,960	$6,577	$7,961	$8,628	$8,887
Provision	384	383	10	1,050	300
Net charge-offs (recoveries)	366	—	1,394	1,717	559
Balance at the end of period	$6,978	$6,960	$6,577	$7,961	$8,628

(1)	The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 6/30/2013	Unaudited 3/31/2013	Audited 12/31/2012	Unaudited 9/30/2012	Unaudited 6/30/2012

Assets
Cash and due from banks	$10,632	$21,829	$48,690	$21,812	$21,941
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	109,145	115,001	105,531	103,963	117,654
Loans, net of allowance for loan losses	429,379	416,890	411,520	419,538	401,681
Bank premises and equipment, net	17,287	16,834	16,545	16,420	15,200
Other assets	19,230	10,292	10,990	12,419	11,546

Total assets	$585,673	$580,846	$593,276	$574,152	$568,022

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$135,802	$135,650	$134,871	$122,093	$107,237
Savings and interest bearing demand deposits	234,430	227,876	231,249	219,984	210,158
Time deposits	103,080	109,554	110,981	115,101	131,070

Total deposits	$473,312	$473,080	$477,101	$457,178	$448,465
Federal funds purchased and securities sold under agreements to repurchase	5,616	—	10,000	10,000	10,000
Federal Home Loan Bank advances	32,250	32,250	32,250	32,250	42,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	2,860	3,429	3,002	4,709	2,000
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$521,255	$515,976	$529,570	$511,354	$509,932

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,417	8,376	8,340	8,312	8,217
Surplus	10,935	10,636	10,424	10,218	9,568
Retained earnings	44,018	42,657	41,494	40,548	37,374
Accumulated other comprehensive income	1,048	3,201	3,448	3,720	2,931

Total shareholders’ equity	$64,418	$64,870	$63,706	$62,798	$58,090

Total liabilities and shareholders’ equity	$585,673	$580,846	$593,276	$574,152	$568,022

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012

Interest and Dividend Income
Interest and fees on loans	$5,343	$5,331	$5,532	$5,634	$5,748
Interest on federal funds sold	—	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	518	547	511	524	554
Interest income exempt from federal income taxes	314	324	335	337	351
Dividends	42	67	87	87	107
Interest on deposits in banks	6	10	14	4	2

Total interest and dividend income	$6,223	$6,279	$6,479	$6,586	$6,762

Interest Expense
Interest on deposits	$288	$326	$368	$377	$397
Interest on federal funds purchased and securities sold under agreements to repurchase	1	29	90	90	89
Interest on Federal Home Loan Bank advances	273	270	276	273	273
Interest on trust preferred capital notes	78	78	80	80	79

Total interest expense	$640	$703	$814	$820	$838

Net interest income	$5,583	$5,576	$5,665	$5,766	$5,924
Provision For Loan Losses	384	383	10	1,050	300

Net interest income after provision for loan losses	$5,199	$5,193	$5,655	$4,716	$5,624

Noninterest Income
Income from fiduciary activities	$273	$360	$237	$205	$281
Service charges on deposit accounts	366	343	397	390	370
Other service charges and fees	1,443	800	828	898	868
Gain on the sale of bank premises and equipment	—	—	—	—	—
Gain (Loss) on sales of AFS securities	10	390	30	1	14
Other operating income	377	39	39	59	40

Total noninterest income	$2,469	$1,932	$1,531	$1,553	$1,573

Noninterest Expenses
Salaries and employee benefits	$2,910	$2,641	$2,699	$2,651	$2,671
Occupancy expenses	319	281	289	279	287
Equipment expenses	191	155	163	162	176
Advertising and marketing expenses	144	127	123	132	100
Stationery and supplies	68	78	58	91	69
ATM network fees	143	157	132	139	135
Other real estate owned expenses	20	8	305	8	29
FDIC assessment	96	97	90	96	(77)
(Gain) loss on the sale of other real estate owned	(53)	—	2	—	(4)
Other operating expenses	1,114	1,040	1,120	1,019	994

Total noninterest expenses	$4,952	$4,584	$4,981	$4,577	$4,380

Income before income taxes	$2,716	$2,541	$2,205	$1,692	$2,817
Income Tax Expense	715	738	624	439	815

Net income	$2,001	$1,803	$1,581	$1,253	$2,002

Earnings Per Share
Net income per common share, basic	$0.59	$0.54	$0.47	$0.38	$0.60

Net income per common share, diluted	$0.59	$0.53	$0.47	$0.37	$0.60

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	June 30, 2013			March 31, 2013			June 30, 2012
	Average Balance	Interest Income/ Expense	Average Yield	Average Balance	Interest Income/ Expense	Average Yield	Average Balance	Interest Income/ Expense	Average Yield
Assets:
Securities:
Taxable	$76,102	$2,267	2.98%	$73,925	$2,490	3.37%	$71,755	$2,658	3.70%
Tax-Exempt (1)	37,437	1,933	5.16%	37,473	1,990	5.31%	39,638	2,136	5.39%

Total Securities	$113,539	$4,200	3.70%	$111,398	$4,480	4.02%	$111,393	$4,794	4.30%
Loans:
Taxable	$417,906	$21,478	5.14%	$411,822	$21,426	5.20%	$414,499	$22,916	5.53%
Nonaccrual	2,692	—	0.00%	2,514	—	0.00%	1,962	—	0.00%
Tax-Exempt (1)	4,531	285	6.29%	4,651	294	6.32%	4,777	307	6.42%

Total Loans	$425,129	$21,763	5.12%	$418,987	$21,719	5.18%	$421,238	$23,223	5.51%
Federal funds sold	—	—	0.00%	—	—	0.00%	145	—	0.00%
Interest-bearing deposits in other banks	10,190	24	0.23%	17,156	41	0.24%	4,652	9	0.20%

Total earning assets	$546,166	$25,987	4.76%	$545,027	$26,240	4.81%	$535,466	$28,027	5.23%
Allowance for loan losses	(7,137)			(6,784)			(8,893)
Total non-earning assets	38,813			37,769			37,390

Total assets	$577,842			$576,012			$563,963

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$83,485	$101	0.12%	$85,175	$134	0.16%	$78,555	$132	0.17%
Money market accounts	87,654	110	0.12%	85,589	142	0.17%	84,224	204	0.24%
Savings accounts	58,997	28	0.05%	55,696	28	0.05%	52,854	37	0.07%
Time deposits:
$100,000 and more	38,478	247	0.64%	41,255	296	0.72%	72,740	385	0.53%
Less than $100,000	67,143	677	1.01%	68,359	722	1.06%	48,326	836	1.73%

Total interest-bearing deposits	$335,757	$1,164	0.35%	$336,074	1,322	0.39%	$336,699	$1,593	0.47%
Federal funds purchased and securities sold under agreements to repurchase	169	—	0.00%	3,222	118	3.65%	10,086	360	3.57%
Federal Home Loan Bank advances	32,250	1,107	3.43%	32,250	1,095	3.40%	32,250	1,097	3.40%
Trust preferred capital notes	7,217	324	4.50%	7,217	316	4.38%	7,217	318	4.41%

Total interest-bearing liabilities	$375,393	$2,596	0.69%	$378,763	2,851	0.75%	$386,252	$3,369	0.87%

Noninterest-bearing liabilities:
Demand deposits	134,867			130,333			114,206
Other Liabilities	2,703			2,882			2,914

Total liabilities	$512,963			$511,978			$503,372
Shareholders’ equity	64,879			64,034			60,591

Total liabilities and shareholders’ equity	$577,842			$576,012			$563,963

Net interest income		$23,392			$23,389			$24,657

Net interest spread			4.07%			4.06%			4.36%
Interest expense as a percent of average earning assets			0.48%			0.52%			0.63%
Net interest margin			4.28%			4.29%			4.60%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012

GAAP Financial Measurements:
Interest Income - Loans	$5,342	$5,331	$5,532	$5,634	$5,748
Interest Income - Securities and Other Interest-Earnings Assets	880	947	947	952	1,014
Interest Expense - Deposits	287	326	368	377	396
Interest Expense - Other Borrowings	353	377	446	443	442

Total Net Interest Income	$5,582	$5,575	$5,665	$5,766	$5,924

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$24	$25	$26	$26	$26
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	162	167	172	174	181

Total Tax Benefit on Tax-Exempt Interest Income	$186	$192	$198	$200	$207

Tax-Equivalent Net Interest Income	$5,768	$5,767	$5,863	$5,966	$6,131